Notice Party:

Bitmain Technologies Delaware Limited
By Email to: Qingqing.miao@bitmain.com
CC: legal@bitmain.com & invoice@bitmain.com

NOTICE OF CALL OPTION EXERCISE, DATED APRIL 9, 2024

Pursuant to the January 6, 2024 Agreement between CleanSpark, Inc. & Bitmain Technologies Delaware Limited, as later amended on April 9, 2024, (as amended, the “Agreement”), and in accordance with Appendix C thereto, Cleanspark Inc. hereby exercises in full its option to Purchase 100,000 S21 Pro servers, having specifications as generally described at Exhibit 1 attached hereto.

The Company respectfully requests that the units be delivered evenly over the six months starting June 2024 and ending December 31, 2024, as further described on Exhibit 2 to this notice.

Executed By:

CleanSpark Inc.

By:_/s/_______________

Name: Zach Bradford

Title: CEO

EXHIBIT 1: PRODUCT SPECIFICATIONS

Summary of the general specifications of the Products are as follows:

Type	Details
Product Name	HASH Super Computing Server
Model	S21 Pro-234.0T
Rated Hashrate per Unit, T	234.00 ±10%
Rated power per Unit, W	3,510.00
J/T	15.0
Contracted Hashrate, T	23,400,000
Quantity of the Products	100,000

EXHIBIT 2: DELIVERY DATES

It is requested that each batch of Products shall be purchased and delivered in accordance with the following arrangements:

Batch	Model	Shipping Period	Reference Quantity	Total Rated Hashrate (T)	Purchase Unit Price (US$/T)	Corresponding Total Purchase Price (US$)
1	S21 Pro	July 2024	16,667	3,900,000	16	62,400,000
2	S21 Pro	August 2024	16,667	3,900,000	16	62,400,000
3	S21 Pro	September 2024	16,667	3,900,000	16	62,400,000
4	S21 Pro	October 2024	16,667	3,900,000	16	62,400,000
5	S21 Pro	November 2024	16,666	3,900,000	16	62,400,000
6	S21 Pro	December 2024	16,666	3,900,000	16	62,400,000
In Total			100,000	23,400,000	/	374,400,000

Total Purchase Price (tax exclusive): US$374,400,000.00